Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-288333 on Form S-1 of our report dated March 12, 2025 relating to the financial statements of Cellectar Biosciences, Inc., appearing in the Annual Report on Form 10-K of Cellectar Biosciences, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

June 30, 2025